Exhibit 10.10 Loan Purchase Agreement dated October 27, 2015 between American Savings Bank, F.S.B. and Aina Le’a, Inc.

LOAN PURCHASE AGREEMENT

THIS LOAN PURCHASE AGREEMENT (the "Agreement") is entered into this 27th day of October, 2015, between AMERICAN SAVINGS BANK, F.S.B., a federal savings bank (the "ASB"), and AINA LE'A, INC., a Delaware corporation (the "Purchaser").

RECITALS

WHEREAS, between July 2005 and December 9, 2009, ASB made a series of eight (8) commercial loans to E.M. RIVERA AND SONS, INC., a Hawaii corporation ("EMR") and which loans are evidenced by those certain loan agreements, promissory notes and other loan documentation (collectively "Loans") as set forth in Exhibit "A" attached hereto. All of the Loans were made, executed and delivered to ASB by EMR, by and through its president, Hiram Paul Rivera; and

WHEREAS, the Loans are substantially secured by (a) a first priority security interest in and to the personal property of EMR; (b) security interest in certain pieces of equipment including, but not limited to, that certain 19605 Komatsu D375A-5Y Dozer; 19198 Komatsu D275AX-5Y Dozer; 19699 Bomag BW177DH-3 Roller 5 Ton and 2001 D10R Caterpillar Bulldozer bearing serial no. 3KR01661, including all accessions, additions, replacements and substitution described in those certain Commercial Security Agreements; and (c) the personal guarantee of HIRAM PAUL RIVERA ("Guarantor"); and

WHEREAS, on or before June 30, 2011 and based upon their certain events of default under the Loans, EMR and Guarantor requested and the parties entered into that certain Global Loan Modification Agreement dated June 30, 2011 in which ASB, EMR and Guarantor mutually agreed to modify certain terms, covenants and conditions under the Loans, including, but not limited to, the modification of loan payments, extension of maturity dates for certain loans and the pledge of additional collateral to secured the performance of EMR and Guarantor under the Loans, as modified; and

WHEREAS, on or before September 17, 2012 and based upon subsequent events of default under the Loans, EMR and Guarantor again requested and the parties entered into that certain First Amendment to Global Loan Modification Agreement dated September 17, 2012 in which ASB, EMR and Guarantor mutually agreed to further modifications of the Loans, as previously amended, including, but not limited to, the modification of monthly payments, further extension of maturity dates for certain loans and the pledge of additional collateral to secure the performance of EMR and Guarantor under the Loans, as modified; and

WHEREAS, due to subsequent defaults by EMR and the Guarantor under the Loans, including, but not limited to, the failure to make full and final payment of all amounts due under the Loans at the time the Loans fully matured, ASB commenced that certain civil action in the Circuit Court of the Third Circuit, State of Hawaii and designated as Civil No. 14-1-001K and entitled American Savings Bank, F.S.B. v. E.M. Rivera & Sons, Inc., et al. ("Civil Action"); and

WHEREAS, on August 7, 2015 in the Civil Action, ASB filed that certain *Motion for Summary Judgment As To All Claims and All Parties, For Disposal of Personal Property, For Order of Sale and for Entry of Money Judgment* ("Motion for Summary Judgment") seeking a full adjudication of ASB's claims against EMR and the Guarantor, including, but not limited to, the assemble, liquidation and disposal of the personal property and equipment held by ASB as collateral and for the immediate entry of a Money Judgment against Guarantor; and

WHEREAS, at the time of the Motion for Summary Judgment, EMR and Guarantor were jointly and severally indebted to ASB, as of May 26, 2015, in the amounts which are reflected in Exhibit "B" attached hereto, which amounts include the unpaid principal amounts for each respective Loan, as modified, accrued and unpaid interest and late charges, interest continues to accrued on the respective unpaid principal balances at the respective per diem amounts plus attorneys fees and costs; and

WHEREAS, on September 1, 2015, the Circuit Court of the Third Circuit, State of Hawaii, granted ASB's Motion for Summary Judgment with ASB agreeing to stay the entry of the orders and judgments for a period of at least 45-days pending a final non-judicial resolution to the default of EMR and the Guarantor under the Loans, as modified; and

WHEREAS, the Purchaser expressed its interest in acquiring the Loans, as modified, from ASB in accordance with the general terms and conditions set forth letter dated September 17, 2015 and subject to the terms and conditions contained in this Agreement; and

WHEREAS, ASB is willing to sell, transfer, convey and assign the Loans, as modified, together with all accompanying loan documents to the Purchaser upon the fully satisfaction of all of the terms and conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the sum of **ONE MILLION ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($ 1,150,000.00)** and other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, ASB and the Purchaser agree as follows:

1. Purchaser's Obligation to Purchase the Loans. Purchaser agrees to purchase all right, title and interest in and to the Loans, as modified, together with all accompanying loan documents, including but not limited to, that certain Global Loan Modification Agreement dated June 30, 2011 and that certain First Amendment to Global Loan Modification Agreement dated September 17, 2012 (collectively "Other Loan Documents") from ASB on a **"non-recourse"** basis (with respect to ASB only, but not with respect to EMR or Guarantor) and in an **"as is"**, **"where as"** condition without any representations or warranties, express or implied, other than that ASB is the legal and equitable holder of the Loans, as modified, and that the amounts due under the Loans, as modified, remain unpaid.

2. Purchase Price; Payments. The Purchase Price to be paid by Purchaser to ASB shall be in the total amount of **ONE MILLION ONE HUNDRED FIFTY THOUSAND AND**

NO/100 DOLLARS ($1,150,000.00) ("Purchase Price") for the purchase of the Loans, as modified, and Other Loan Documents in the following manner:

a. Initial Payment. Upon the execution of a final and mutually agreed upon written agreement and other documents, Purchaser shall tender the initial payment to ASB in the amount of **ONE HUNDRED FIFTY THOUSAND AND NO/100 ($150,000.00)** ("Initial Payment").

b. Installment Payments. Thereafter and assuming there are no other defaults under this Agreement, Purchaser shall tender installment payments to ASB in the following amounts on or before the Payment Deadlines:

(1)	Payment Amount: Payment Deadline:	**$250,000.00** **November 30, 2015**;
(2)	Payment Amount: Payment Deadline:	**$250,000.00** **February 28, 2016**;
(3)	Payment Amount: Payment Deadline:	**$250,000.00** **May 31, 2016**; and
(4)	Payment Amount: Payment Deadline:	**$250,000.00** **August 31, 2016**.

c. Promissory Note for Amount of Installment Payments. To evidence and document Purchaser obligation to pay to ASB all of the Installment Payments, Purchaser agrees to make, execute and deliver to ASB a Promissory Note in the amount of ONE MILLION AND NO/100 DOLLARS ($1,000,0000). In the event of default by Purchaser and termination of this Agreement, the Promissory Note shall be fully satisfied by the amount of the liquidated damages received by ASB in accordance with Paragraph 7 below. Upon receipt and retention of the liquidated damages by ASB, Purchaser shall have no financial obligation under the Promissory Note.

3. Initial Closing Date for the Purchase and Initial Payment. The initial closing date for this transaction, which shall consist of (a) the complete execution of this Agreement; and (b) the Purchaser tendering the Initial Payment to ASB required in Section 2.a. above. The initial closing shall take place on or before **October 27, 2015** ("Initial Closing Date").

4. Installment Payments and Final Closing Date. After the completion of the Initial Closing Date, Purchaser shall tender the required installment payments set forth in Paragraph 2.b. above at the times and in the manner required in this Agreement. Upon receipt of the final installment payment on or before **August 31, 2016** ("Final Closing Date"), ASB and the Purchaser shall execute, deliver and then record, that certain Assignment of Loan Agreements, Promissory Notes and Other Loan Documents (the "Assignment") and any other relevant and necessary documents to transfer all right, title and interest in the Loans and Other Loan Documents to Purchaser in substantially the forms which are in Exhibit "C" herein.

a. Assignment and Transfer of Loans and Litigation. In addition to the execution and delivery of that certain Assignment of Loan Agreements, Promissory Notes and Other Loan Documentation, ASB and Purchaser agrees to prepare all other documentation required to transfer and assign all interests and security to Purchaser, including, but not limited to, UCC-3 Assignment and the filing of a Notice of Substitution of Real Party In Interest to be filed in the Civil Action. The execution and the filing of the assignment and transfer documents contemplated herein shall be prepared and executed 20-days prior to the final installment payment set forth in Paragraph 2.b. above.

b. Suspension of Litigation; Reinstatement of Case. So long as there are no events of default under the terms, covenants and conditions of this Agreement, ASB and the Purchaser agree and acknowledge that the Civil Action shall be active but no further affirmative action shall be taken except to comply with Court orders and/or directives or necessary to keep the Civil Action on active status. A stipulated order or other document(s) shall be prepared, submitted and filed in the Civil Action to keep the Civil Action on active status.

In the event this Agreement is terminated in accordance with Paragraph 7 below, ASB shall be entitled to immediately file a "Notice of Default and Reinstatement of Case" or any other required documents to reactivate the Civil Action and immediately exercise any and all rights and remedies available in the Civil Action.

5. Conditions to Purchaser's Obligation. Purchaser's obligation to purchase the Loans and the Other Loan Documents shall be subject only to the following:

(a) The correctness of the representations and warranties set forth in Paragraph 9 below;

(b) The condition that ASB shall have delivered to Purchaser at the Final Closing Date, the original Loans and Promissory Notes, together with true and correct copies of the Other Loan Documents, together with the remaining documents identified in Paragraphs 4.a. and 8 (f) herein;

(c) Lender shall have delivered to Purchaser a certified statement of the amounts due under the Loans and Other Loan Documents calculated to the Final Closing Date;

(d) As of the Final Closing Date, the Loans and Other Loan Documents shall not have been modified, amended, supplemented, canceled, released or terminated in whole or in part unless prior written consent was obtained from Purchaser;

(e) Purchaser's obligation to purchase the Loans and Other Loan Documents shall be subject to no other condition.

6. No Other Conditions to Purchaser's Obligation. Without in any way limiting the generality of the foregoing, but solely to emphasize the non-conditional nature of Purchaser's obligation hereunder, Purchaser agrees that, despite the occurrence of any of the following events, Purchaser shall still be obligated to purchase the Loans, as modified, and the Other Loan Documents, and, in furtherance of such agreement, Purchaser hereby waives and releases any

and all claims and defenses against Lender that it may otherwise have to the performance of its obligation to purchase the Loans, as modified, and Other Loan Documents, because of the occurrence of any one or more of such events prior to the Final Closing Date:

(a) any additional event or occurrence of any Event of Default by EMR and/or Guarantor under the Loans, as modified, and Other Loan Documents, including without limitation, any failure by EMR and/or Guarantor to make any payments of principal and interest to Lender as required by the Loans, as modified;

(b) any representation or warranty made by or on behalf of EMR and/or Guarantor proven to have been false or incorrect on the date such representation or warranty was made or at any other time;

(c) the bankruptcy, insolvency, reorganization, or dissolution of EMR and/or Guarantor, or any material adverse change in their financial condition; or

(d) any claim, demand, defense or set-off asserted by EMR and/or Guarantor with respect to its obligations under the Loans, as modified, and Other Loan Documents.

7. Default of Purchaser; Termination of Agreement and Liquidated Damages. Purchaser shall be in default under the terms, covenants and conditions of this Agreement if Purchaser fails, neglects or refuses to make the Initial Payment or any of the Installment Payments set forth in Paragraph 2 above to ASB at the times and in the manner required therein. In the event of default by Purchaser under this Agreement, including, but not limited to, the failure of the Purchaser to make the Initial Payment or any of the Installment Payments at the times and in the manner required, ASB, in its sole discretion, shall be entitled to immediately terminate this Agreement after written notice to Purchaser of the default and the failure of the Purchaser to cure the default and request reinstatement of the Agreement within ten (10) calendar days from the date of the notice of default.

(a) In the event, ASB, in its sole discretion, terminates this Agreement, all payments received by ASB under this Agreement shall be retained by ASB as liquidated damages and Purchaser shall not be entitled to receive any reimbursement of the payments made to ASB under this Agreement. ASB shall be entitled to these liquidated damages for the default of the Purchaser under this Agreement based on the delay and forbearance on ASB's ability to exercise its legal rights and remedies against EMR and Guarantor and based on the payment structure requested by Purchaser to complete the purchase of the Loans, as modified, and Other Loan Documents. This liquidated damage provision shall expressly survive any termination of this Agreement.

(b) In the event, ASB, in its sole discretion, terminates this Agreement, all payments received and retained by ASB as liquidated damages shall be applied against the outstanding loan balances due under the Loans, as modified, and Other Loan Documents. ASB shall be entitled to first recover all attorneys' fees and costs incurred in connection with this Agreement with the balance, if any, to be applied to the Loans, as modified. ASB shall have the sole discretion to select which Loans the liquidated damages shall be applied to.

8. ASB's Representations, Warranties & Indemnification. The ASB represents and warrants to the Purchaser that, as of the Effective Date and continuing at all times until and through the Final Closing Date:

(a) The Loans, as modified, and Other Loan Documents are being purchased by Purchaser on a "non-recourse" basis (with respect to Lender only, but not with respect to EMR and/or Guarantor) and in an "as is", "where as" condition without any representations or warranties, express or implied, other than what is set forth in Paragraph 8 herein.

(b) The ASB has good and legal title to and is the sole owner and holder of 100% of right, title and interest in the Loans, as modified, and Other Loan Documents, free and clear of any liens, claims, encumbrances, or other charges whatsoever except for any liens or encumbrances which exist as of the date of this Agreement;

(c) The ASB has not transferred, assigned or hypothecated, and there is no presently effective agreement to transfer, assign or hypothecate, all or any part of its interest in the Loans, as modified, or Other Loan Documents, except to the Purchaser pursuant to the terms herein. The ASB has all requisite power and authority to execute, deliver, and perform all of its obligations under this Agreement and all instruments and other documents executed and delivered by ASB in connection herewith, and no other approval or consent of any person or entity is required;

(d) As of May 26, 2015, the amounts due under the Loans, as modified, and Other Loan Documents remain unpaid and due and owing. The respective principal balances, accrued and unpaid interest, late fees, and per diem interest set forth in Exhibit "B" are true and correct;

(e) As of the Closing Date, the Lender has received no notice of any claim by any person or entity asserting a claim or lien with respect to any collateral for the Loans, as modified, or Other Loan Documents that is prior or paramount to ASB's liens, rights, and claims under the Loans, as modified, and Other Loan Documents;

(f) Except by written instrument or other written documentation listed on Exhibit "A" hereto, neither the Loans, as modified, nor the Other Loan Documents have been modified, amended, supplemented, canceled, released, or terminated in whole or in part nor has any lien or security interest securing the Loans, as modified, have not been subordinated, released, or canceled. The Loans, as modified, and all Other Loan Documents are true and correct copies of the documents they purport to be. Prior to the Final Closing Date, the ASB has delivered to the Purchaser all of the following that are in ASB's possession or control: (i) true, correct and complete copies of the documents relating to and evidencing the Loans, as modified, and Other Loan Documents; (ii) all relevant and non-confidential correspondence between ASB, EMR and Guarantor; (iii) all loan administration and servicing files (excluding any confidential or attorney-client privilege documents); (iv) copies of all insurance policies, if any, obtained by ASB or in which ASB is a named "additional insured party" covering the collateral, including all

real and personal property that is subject to the security interest held by ASB; and (v) mortgagee title insurance policies or life insurance policies, if any.

(g) Except for the above referenced Civil Action styled as American Savings Bank, F.S.B., Plaintiff, vs. E. M. Rivera & Sons, Inc., *et al.*, Defendant, filed in the Circuit Court of the Third Circuit in the State of Hawaii, as Civil Number 14-1-001K and as of the Initial Closing Date, ASB has no actual knowledge of any litigation, proceeding, or governmental investigation pending or threatened (including any condemnation proceedings), between the ASB and EMR or the Guarantor, or any order, injunction, or decree outstanding, existing, or relating to the Loans or, to the knowledge of ASB or involving the collateral held by ASB as security for the repayment of the Loans.

(h) ASB will indemnify, defend and hold harmless the Purchaser, and will pay to Purchaser an amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense, reasonable attorneys' fees, and the costs) up to the amount of the payments received by ASB involving any claims by EMR and/or Guarantor arising, directly or indirectly, from or in connection with any litigation or arbitration arising, directly, from the Loans, as modified, and Other Loan Documents, which litigation or proceeding arises solely from ASB's intentional act occurring prior to the Final Closing Date;

9. Purchaser's Representations, Warranties and Acknowledgments. Purchaser further acknowledges and agrees as follows:

(a) Purchaser hereby acknowledges that it has had full and ample opportunity to conduct and complete its due diligence examination of EMR and the Guarantor, including, but not limited to, investigating the financial and all other circumstances surrounding EMR and/or Guarantor and the Loans, as modified, and the Other Loan Documents and has completely satisfied itself with respect thereto. By entering into this Agreement, Purchaser is relying entirely upon its own independent judgment with respect to such matters, and is not relying on any representation, warranty, or statement of ASB with respect thereto or otherwise.

THE LOANS, AS MODIFIED, AND THE OTHER LOAN DOCUMENTS ARE BEING SOLD TO THE PURCHASER "WITHOUT RECOURSE" (WITH RESPECT TO ASB ONLY, BUT NOT WITH RESPECT TO EMR AND/OR GUARANTOR) AND IN AN "AS IS", "WHERE AS" CONDITION WITHOUT ANY WARRANTIES, EXPRESS OR IMPLIED OTHER THAN WHAT IS EXPRESSLY CONTAINED IN THIS AGREEMENT. IN CONSIDERATION OF ASB'S WILLINGNESS TO SELL, TRANSFER AND ASSIGN ITS RIGHT, TITLE AND INTEREST IN AND TO THE LOANS, AS MODIFIED, AND OTHER LOAN DOCUMENTS TO PURCHASER, THE PURCHASER SHALL EXPRESSLY WAIVE, RELEASE OR SURRENDER ANY AND ALL CLAIM OR CAUSE OF ACTION OR OTHERWISE, TO BRING A CLAIM OR ASSERT AN ACTION AGAINST ASB IF EMR AND/OR GUARANTOR SHOULD FURTHER DEFAULT ON ITS OBLIGATIONS UNDER THE LOANS, AS MODIFIED, AND OTHER LOAN DOCUMENTS.

(b) Purchaser hereby acknowledges that it has reviewed and accepts the Loans, as modified, and Other Loan Documents.

(c) Purchaser hereby waives and releases any claim that the sale of the Loans, as modified, and Other Loan Documents constitute the sale of a "security" under the laws of the United States or the State of Hawaii.

(d) Purchaser hereby acknowledges that ASB is not acting as a fiduciary for, nor does it have any fiduciary duty to, Purchaser.

(e) Purchaser understands and agrees that the existence of this Agreement shall be disclosed to EMR and Guarantor PROVIDED, HOWEVER, that the details and specifics of this Agreement shall be confidential and not disclosed to any third parties by ASB or the Purchaser without written notice to the other party to this Agreement.

(f) Purchaser will indemnify, defend and hold harmless ASB, its subsidiaries, officers, directors, attorneys or other representatives and affiliates for, and will pay to ASB the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense, reasonable attorneys' fees, and the costs) involving any claims by EMR and/or Guarantor arising, directly or indirectly, from or in connection with: (a) Purchaser's breach of the Loans, as modified, and/or any of the Other Loan Documents occurring after the Closing Date; and (b) any litigation, arbitration, or regulatory proceeding arising, directly or indirectly, including, but not limited to, by way of cross-claim, counterclaim, set-off, or affirmative defense, or from or in connection with the Loans, as modified, and Other Loan Documents, which litigation or proceeding arises from any of Purchaser's negligent acts or omissions or Purchaser's conduct occurring after the Closing Date or which is based upon the misfeasance, nonfeasance or malfeasance of Purchaser occurring after the Closing Date and not of ASB.

10. Final Closing Date of Purchase by Purchaser. On the Final Closing Date and after the Final Installment Payment is received by ASB, ASB and Purchaser shall close the purchase of the Loans, as modified, and Other Loan Documents (the "Final Closing Date"). At the Final Closing Date, all of the following shall occur, all of which shall be deemed concurrent conditions precedent:

(i) ASB, and at ASB's sole cost and expense, shall deliver or cause to be delivered to Purchaser the following:

(A) All of the original executed Promissory Notes, together with any allonge(s) or prior endorsements thereto, which shall be endorsed ***"Pay to the order of Aina Le'a, Inc. without recourse or warranty, except as provided in that certain Loan Purchase Agreement dated as of October 27, 2015 between the undersigned and Aina Le'a, Inc."***.

(B) An executed Assignment of Loan Agreements, Promissory Notes and Other Loan Documentation in substantially the form of shown herein Exhibit "C" attached hereto.

(C) One or more UCC-3 Assignment of Financing Statement forms (the "UCC-3") evidencing the assignment and transfer to Purchaser of all ASB's right, title, and interest in and to any security interests in personal property and fixtures created by the Loans, as modified, and Other Loan Documents and held by ASB which are in effect on the Final Closing Date.

(D) The originals of all loan agreements and other loan documents to the extent originals are in ASB's possession, or copies of the other loan documents and any insurance policies to the extent originals are not in ASB's possession along with a certification by ASB that such copies are true, correct, and complete.

(E) A letter to EMR and Guarantor in the form of Exhibit "D" attached hereto ("Borrower's Notice") to be delivered to the EMR and Guarantor by ASB (with proof of delivery to Purchaser) promptly following the Final Closing Date.

(F) A statement certified by ASB to Purchaser as to the balances of the Loans as of the Final Closing Date.

(G) Any other documents required to be delivered to close on the transaction contemplated herein.

(ii) Purchaser, at Purchaser's sole cost and expense, shall deliver or cause to be delivered to ASB the following:

(A) All payments (Initial Payment and Installment Payments) required in Paragraph 2 above at the times and in the manner required herein;

(B) Any other documents required to be delivered to close on the transaction contemplated herein.

11. Miscellaneous.

(a) Notices. All notices to be given in accordance with this Loan Purchase Agreement shall be delivered to the appropriate party at its address appearing below, or at such other address as may be designated in writing by such party.

To Purchaser at:

Aina Le'a, Inc.
69-201 Waikoloa Beach Drive, #2617
Waikoloa, Hawaii 96738
Attention: Robert J. Wessels
(808) 886-1702
Email: bob@ainalea.com

With a copy to:
Richard P. Bernstein, Esq.
701 Howe Avenue, #G45
Sacramento, CA 95825

(916) 921-7710
Email: rbernstein@rpblegal.com

To ASB at: American Savings Bank, F.S.B.
P.O. Box 2300
Honolulu, Hawaii 96804
Attention: Special Assets Group
Susan Tilden Lau

With a copy to:
Koshiba Price Gruebner & Mau
1003 Bishop Street
Suite 2600, Pauahi Tower
Honolulu, Hawaii 96813
Attention: Wayne K. T. Mau, Esq.

(b) Independent Contractors. This Agreement shall not be deemed to constitute the parties hereto as partners or joint venturers, nor shall any party be deemed to constitute the other party as its agent.

(c) Entire Agreement. This Agreement, the exhibits/schedules hereto, and the documents submitted in connection herewith contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior arrangements, proposals or understandings, written or oral, by or between the parties hereto with respect to all transactions contemplated under this Agreement. In the event of any conflict or inconsistency between any provision of this Agreement and any provision of any other document or writing executed by the ASB and Purchaser, the provision of this Agreement shall take precedence and shall control, unless the conflicting or inconsistent provision in such other document or writing specifically refers to this Agreement and specifically states that it shall prevail. No amendment or modification of this Agreement shall be effective for any purpose unless the same be in writing and duly executed by the parties hereto.

(d) Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Hawaii.

(e) Attorneys' Fees and Costs.

(i) Each party shall be responsible for their own attorneys' fees and costs incurred in connection with the preparation and negotiation of this Agreement;

(ii) In the event of any litigation between the parties hereto or their successors, arising out of this Agreement, the prevailing party shall be entitled to recover costs, attorneys' fees and expenses actually incurred in connection therewith.

(f) Successors. This Agreement shall bind and benefit only ASB and Purchaser. No other person or entity is intended to be benefitted hereby.

(g) Further Assurances. ASB will, whenever and as often as shall be reasonably requested to do so by Purchaser, and Purchaser will, whenever and as often as shall be reasonably requested so to do by ASB, execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, any and all conveyances, assignments, and all other instruments and documents as may be reasonably necessary to complete the transaction herein contemplated and to carry out the intent and purposes of this Agreement provided that such instruments and documents do not materially alter the substantive terms of this Agreement, including, but not limited to, related to the Civil Action. The provisions of this Section shall survive the Closing and any termination of this Agreement.

ASB agrees to cooperate and assist Purchaser with the execution of affidavits and/or declarations required in connection with the completion of the Civil Action as the Purchaser decides after the Final Closing. ASB also agrees to cooperate and assist Purchaser in the defense of any counterclaim or opposition to any motion which EMR and/or Guarantor may file.

(h) Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures and acknowledgments of each of the parties hereto. A facsimile or electronic mail transmission shall be binding on the party or parties whose signatures appear thereon.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above set forth.

AMERICAN SAVINGS BANK, F.S.B.,
a federal savings bank

By: [signature]
Its: Senior Vice President
Print Name: Susan Tilden Lau

By: [signature]
Its: Executive Vice President
Print Name: Terence Yeh

"ASB"

Aina Le'a, Inc.,
a Delaware corporation

By ______________________________
Its
Print Name: ____________________

"Purchaser"

State of Hawaii Notary Acknowledgement

STATE OF HAWAII)
) :SS
CITY & COUNTY OF HONOLULU)

On this 27th day of October, 2015, before me personally appeared SUSAN TILDEN LAU and TERENCE YEH, to me personally known, who being by me duly sworn did say that he/she, respectfully, are the SENIOR VICE PRESIDENT and EX VICE PRESIDENT of AMERICAN SAVINGS BANK, F.S.B., a federal savings bank, and the foregoing instrument was executed in the name and behalf of said AMERICAN SAVINGS BANK, F.S.B., a federal savings bank, and who acknowledged said instrument to be the free act and deed of said AMERICAN SAVINGS BANK, F.S.B., a federal savings bank.

CONNIE HO NOTARY PUBLIC Comm. No. 03-341 STATE OF HAWAII

Connie Ho
Print Name: CONNIE HO
NOTARY PUBLIC, State of Hawaii

My commission expires: 6-22-2019

Doc. Date: OCT 27 2015	# Pages: 14
Notary Name: CONNIE HO	Circuit: First
Doc. Description: Loan Purchase Agreement	
Connie Ho Signature	10-27-15 Date
NOTARY CERTIFICATION	

CONNIE HO NOTARY PUBLIC Comm. No. 03-341 STATE OF HAWAII

AMERICAN SAVINGS BANK, F.S.B.,
a federal savings bank

By
Its
Print Name: ______________________

By
Its
Print Name: ______________________

"ASB"

Aina Le'a, Inc.,
a Delaware corporation

By ______________________
Its CFO
Print Name: Mark Jackson

"Purchaser"

State of Hawaii Notary Acknowledgement

STATE OF HAWAII)
) :SS
COUNTY OF HAWAII)

On this 27th day of OCTOBER, 2015, before me personally appeared MARK JACKSON and ______________, to me personally known, who being by me duly sworn did say that he/~~she~~, respectfully, are the CFO and ______________ of AINA LE'A, INC., a Delaware corporation, and the foregoing instrument was executed in the name and behalf of said AINA LE'A, INC., a Delaware corporation, and who acknowledged said instrument to be the free act and deed of said AINA LE'A, INC., a Delaware corporation.

STATE OF HAWAII · DEBRA ABAIRE · NOTARY PUBLIC · No. 06-794

Debra Abaire

Print Name: DEBRA ABAIRE
NOTARY PUBLIC, State of Hawaii

My commission expires: 12-31-2018

Doc. Date: 10-27-15 14 # Pages:
~~DEBRA ABAIRE~~
Notary Name: DEBRA ABAIRE Circuit: ~~First~~ THIRD

Doc. Description: Loan Purchase Agreement

Debra Abaire 10-27-15

Signature Date
NOTARY CERTIFICATION

STATE OF HAWAII · DEBRA ABAIRE · NOTARY PUBLIC · No. 06-794